UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

 event reported) May 1, 2013

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 1, 2013, Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholders identified therein and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters (collectively, the “Underwriters”), relating to the issuance and sale of 18,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”). The price to the public in this offering is $27.25 per share of Common Stock. The Underwriters also have a 30-day option to purchase up to an additional 2,700,000 shares from certain selling shareholders to cover over-allotments, if any. The net proceeds to the Company from this offering are expected to be approximately $471.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-187269), previously filed with the Securities and Exchange Commission (the “SEC”), and prospectus contained therein. The closing of the offering is expected to occur on May 7, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report. A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the legality of the Common Stock to be issued in the offering is attached as Exhibit 5.1 to this report.

The Company issued press releases on April 29, 2013 and May 2, 2013 announcing the commencement of the offering and the pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated May 1, 2013, by and among the Company and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as the representatives of the several underwriters named therein.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being issued by the Company.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).
99.1	Press release dated April 29, 2013.
99.2	Press release dated May 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer

Dated: May 7, 2013